Exhibit 99.3

VHRMR TALL, LLC

Financial Statements

December 31, 2016

VHRMR TALL, LLC

December 31, 2016

INDEPENDENT AUDITORS’ REPORT

To the Members

VHRMR TALL, LLC

We have audited the accompanying financial statements of VHRMR TALL, LLC (a Florida limited liability company), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VHRMR TALL, LLC as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

(signed) Pannell Kerr Forster

February 27, 2017

VHRMR TALL, LLC

Balance Sheets

	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$595,554	$155,013
Reserve and escrow accounts	221,049	54,847
Accounts receivable	130,858	33,887
Prepaid expenses and other current assets	29,071	62,691

Total current assets	976,532	306,438

Property and equipment
Land and improvements	1,801,071	1,801,071
Buildings and improvements	8,466,681	8,421,743
Furniture, fixtures, and equipment	4,219,266	4,194,144

	14,487,018	14,416,958
Less accumulated depreciation	(983,851)	(137,555)

Property and equipment, net	13,503,167	14,279,403

Other assets, net of accumulated amortization	103,166	49,595

Total assets	$14,582,865	$14,635,436

Liabilities and Members’ Equity
Current liabilities
Current maturities of note payable	$204,279	$—
Accounts payable	70,366	91,202
Due to affiliates	—	70,000
Accrued expenses and other liabilities	169,143	70,992

Total current liabilities	443,788	232,194

Note payable, net of current maturities	11,159,799	10,821,596

Total liabilities	11,603,587	11,053,790

Commitments and contingencies	—	—
Members’ equity	2,979,278	3,581,646

Total liabilities and members’ equity	$14,582,865	$14,635,436

See accompanying notes to financial statements and independent auditors’ report.

VHRMR TALL, LLC

Statements of Operations

	Year Ended December 31,
	2016	2015
Revenues
Rooms	$4,501,338	$364,793
Other	48,368	6,279

Total revenues	4,549,706	371,072

Costs and expenses
Rooms	904,442	111,713
General administrative	284,862	40,429
Advertising and marketing	536,298	49,989
Repairs and maintenance	137,515	11,156
Utilities	135,743	19,352
Property taxes and insurance	218,816	231,840
Management fee and owners’ expense	246,544	16,987
Information and telecommunication systems	62,939	10,994
Other expenses	25,068	5,065

Total costs and expenses	2,552,227	497,525

Operating income (loss)	1,997,479	(126,453)

Interest expense	351,121	80,941
Depreciation and amortization	848,726	137,960

Net income (loss)	$797,632	$(345,354)

See accompanying notes to financial statements and independent auditors’ report.

VHRMR TALL, LLC

Statements of Members’ Equity

Years Ended December 31, 2016 and 2015

Balance, December 31, 2014	$1,658,513
Contribution	2,268,487
Net loss	(345,354)

Balance, December 31, 2015	3,581,646
Distribution	(1,400,000)
Net income	797,632

Balance, December 31, 2016	$2,979,278

See accompanying notes to financial statements and independent auditors’ report.

VHRMR TALL, LLC

Statements of Cash Flows

	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Net income (loss)	$797,632	$(345,354)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	846,297	137,555
Amortization of deferred financing costs	36,693	36,692
Amortization of deferred franchise fees	2,429	405
Changes in operating assets and liabilities:
Reserve and escrow accounts	(166,202)	(54,847)
Accounts receivable	(96,971)	(31,687)
Prepaid expenses and other current assets	33,620	(62,691)
Other assets	(56,000)	—
Accounts payable	(20,836)	85,580
Due to affiliates	(70,000)	70,000
Accrued expenses and other liabilities	98,151	70,992

Net cash provided by (used in) operating activities	1,404,813	(93,355)

Cash flows from investing activities
Purchase of property and equipment	(70,061)	(12,422,267)

Net cash used in investing activities	(70,061)	(12,422,267)

Cash flows from financing activities
Contribution from members	—	1,626,607
Distribution to members	(1,400,000)	—
Proceeds from note payable	505,789	10,968,265

Net cash provided by (used in) financing activities	(894,211)	12,594,872

Net increase in cash and cash equivalents	440,541	79,250
Cash and equivalents at beginning of year	155,013	75,763

Cash and equivalents at end of year	$595,554	$155,013

Supplemental non-cash financing activities:
Contributed capital transferred from debt to equity	$—	$641,880

Supplemental disclosure of cash flow information:
Cash paid for interest	$309,114	$21,315

See accompanying notes to financial statements and independent auditors’ report.

VHRMR TALL, LLC

Notes to Financial Statements

December 31, 2016

Note 1—Summary of Significant Accounting Policies

Description of business

VHRMR TALL, LLC (“the Company”) is a Florida limited liability company, incorporated in February 2014. The Company was formed to develop, own and operate a hotel in Tallahassee, Florida consisting of 132 guest rooms and related amenities and facilities. The hotel opened October 30, 2015.

Cash equivalents and reserved cash

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Escrow deposits represent cash escrowed to be used for future improvements to the property and for property tax payments.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Land improvements	39 years
Buildings and improvements	4-39 years
Furniture, fixtures and equipment	3-15 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

The Company reviews its properties whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable through operations. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. The Company does not believe that any such changes have occurred and as such there were no impairment losses recorded in 2016 or 2015.

Accounts receivable

Accounts receivable consist of unbilled hotel guest charges for guests staying at the hotel at year-end and corporate account customer charges from various times throughout the year. The Company estimates an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of December 31, 2016 and 2015.

Other assets

Other assets include deferred franchise fees and utility deposits. Deferred franchise fees represent the initial fees to obtain the right to operate the hotel under the Home2 Suites name. Deferred franchise fees are amortized on a straight-line basis from the date the hotel opened for business through the expiration date of the franchise agreement.

VHRMR TALL, LLC

Notes to Financial Statements

December 31, 2016

Note 1—Summary of Significant Accounting Policies (continued)

Deferred financing costs

Deferred financing costs are those costs incurred in connection with obtaining a note payable and are amortized to interest expense, on a straight-line basis, which approximates the interest method, over the term of the note payable. Deferred financing costs are presented as a direct deduction from the carrying value of the associated note payable.

Income taxes

The Company is organized as a limited liability company and therefore, income and losses are reported in the tax returns of the Members.

The Company recognizes in the financial statements the impact of an uncertain tax position only if that position is more likely than not of being sustained upon examination by the taxing authority. Should the Company be subject to examination by the taxing authority, any adjustments required would be passed through to the Members for their share of such adjustments.

Revenue recognition

Revenues are recognized when services have been performed, generally at the time of the hotel stay or at the point of sale.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $174,145 and $13,017 for the years ended December 31, 2016 and 2015, respectively, which was included in advertising and marketing on the accompanying statements of operations.

Concentrations of credit risk

The Company operates one hotel. Future operations could be affected by economic or other conditions in its geographical area or by changes in the travel and tourism industry.

Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents and trade receivables. The Company maintains cash accounts in major U.S. financial institutions. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances. Any losses incurred in connection with accounts receivable are immaterial and considered a normal cost of operations.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

VHRMR TALL, LLC

Notes to Financial Statements

December 31, 2016

Note 1—Summary of Significant Accounting Policies (continued)

disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2—Note Payable to Financial Institution

Effective December 29, 2014, the Company entered into a promissory note with a financial institution that allows for draws up to $11,778,000. Interest only monthly payments commenced on February 15, 2015. Fixed principal payments of $18,571 plus accrued interest will commence February 15, 2017 and continue through maturity. The outstanding principal balance and all accrued but unpaid interest are due at maturity on December 29, 2019. Interest accrues at LIBOR plus 2.25% per annum. The note is secured by certain property and members’ guarantees. The note includes a debt service coverage ratio which is required to be met beginning in the 30th month of the agreement, which is June 30th 2017.

In connection with the note payable, the Company incurred deferred financing costs of $183,461. The Company recorded $36,693 and $36,692 of interest expense related to the deferred financing costs on the note payable for the years ended December 31, 2016 and 2015, respectively.

Long-term debt at December 31, 2016 and 2015 consisted of the following:

	2016	2015
Note payable to financial institution	$11,474,154	$10,968,365
Less: unamortized debt financing cost	(110,076)	(146,769)

Note payable, less unamortized debt financing cost	11,364,078	10,821,596
Less: current maturities	(204,279)	—

Note payable, less current maturities	$11,159,799	$10,821,596

The following is a schedule by year of maturities of the note payable as of December 31, 2016.

Year Ended December 31,
2017	$204,279
2018	222,850
2019	11,047,025

Total	$11,474,154

Note 3—Related Party Transactions

During the years ended December 31, 2016 and 2015, the Company incurred $227,052 and $11,132, respectively, in management fees, to a related party for hotel management functions. The management fee is calculated based on 3% of gross revenue plus an incentive management fee of 2% of gross revenue after a preferred return to investors.

VHRMR TALL, LLC

Notes to Financial Statements

December 31, 2016

Note 3—Related Party Transactions (continued)

During the year ended December 31, 2015 the Company paid $200,000 to a related party for development fees related to the construction of the hotel. No such fees were incurred as of December 31, 2016.

Note 4—Subsequent Events

Subsequent to year end, the Company received a letter of intent for purchase from a public company. The purchase and sales agreement were dated January 23, 2017 at a purchase price of $21,500,000. There is a due diligence period of 45 days with closing set to occur 30 days after the due diligence period.

The Company has evaluated for subsequent events through February 27, 2017, which is the date the financial statements were available to be issued and has determined that there are no other items that require disclosure.